Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF NOVEMBER 30, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$29,292
Cash equivalents held in trust	1,920
Total investments held in trust	31,212
Cash and cash equivalents	488
Fixed-maturity securities, at fair value	2,658
Accrued investment income	164
Prepaid expenses	6
Premiums receivable	265
Total assets	$34,793

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$586
Losses payable	58
Unearned premiums	270
Accrued ceding commission expense	24
Other liabilities	141
Total liabilities	1,079
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(36,166)
Total stockholder’s equity	33,714
Total liabilities and stockholder’s equity	$34,793

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED NOVEMBER 30, 2016

(in thousands)

Revenues:
Premiums earned	$256
Net investment loss	(62)
Total revenues	194
Expenses:
Underwriting expense	84
General and administrative expenses	136
Total expenses	220
Loss before federal income taxes	(26)
Federal income tax benefit	—
Net loss	$(26)